                                                                    EXHIBIT 10.6

                    ACKNOWLEDGEMENT, WAIVER #2 AND AMENDMENT
                                       TO
                               FINANCING AGREEMENT

         This ACKNOWLEDGMENT, WAIVER #2 AND AMENDMENT ("Amendment") TO THE AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT is made as of March 29, 2002 by and between Pemstar Inc., duly organized under the laws of the State of Minnesota ("Customer"), Turtle Mountain Corporation, duly organized under the laws of the State of North Dakota ("Turtle Mountain") and Pemstar Pacific Consultants Inc., duly organized under the laws of the State of California ("Pemstar Pacific Consultants") (Customer, Turtle Mountain and Pemstar Pacific Consultants, collectively, the "Credit Parties", individually, a "Credit Party"), and IBM Credit Corporation, a Delaware corporation ("IBM Credit").

                                    RECITALS:

         WHEREAS, the Credit Parties and IBM Credit have entered into that certain Amended and Restated Revolving Credit Agreement dated as of June 29, 2001 (as amended, supplemented or otherwise modified from time to time, the "Agreement");

         WHEREAS, the Credit Parties are in default of one or more of its financial covenants contained in the Agreement (as more specifically explained in Section 2 hereof); and

         WHEREAS, IBM Credit is willing to waive such defaults subject to the terms and conditions set forth below.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the premises set forth herein, and for other good and valuable consideration, the value and sufficiency of which is hereby acknowledged, the parties hereto agree that the Agreement is amended as follows:

Section 1. Definitions. All capitalized terms not otherwise defined herein shall have the respective meanings set forth in the Agreement.

Section 2. Acknowledgment.

         The Credit Parties acknowledge that the financial covenants set forth in Attachment A to Agreement are applicable to the financial results of the Credit Parties for the fiscal months ending January 31, 2002 and February 28, 2002, and the Credit Parties were required to maintain such financial covenants at all times. The Credit Parties further acknowledge that their actual attainment was as follows:

                                                                                            Covenant Actual
                                                                     Covenant Actual for    for the monthly
                                                                     the monthly period      period ending
                 Covenant                 Covenant Requirement        ending 01/31/2002        02/28/2002
                 --------                 --------------------        -----------------        ----------
(a)     Net Profit after Tax to      Equal to or Greater than 0.75           N/A                   N/A
        Revenue                      percent quarterly and Equal
                                     to or Greater than 1.25%
                                     annually

(b)     Total Liabilities to         Greater than Zero and Equal           1.36:1.0             1.32:1.0
        Tangible Net Worth           to or Less than 2.50:1.0


(c)     Current Assets to Current    Greater than 1.50:1.00                2.59:1.0             2.66:1.0
        Liabilities

(d)     Fixed Charge Coverage        Equal to or Greater than             (1.95:1.0)           (2.58:1.0)
        Ration                       1.30:1.0

(e)     Maximum Capital              Less than or equal to               $36,251,488           $38,277,587
        Expenditures                 $32,000,000 for the fiscal
                                     year ending March 2002

(f)     Net Profit After Tax to      Equal to or greater than 0.1            N/A                   N/A
        Revenue (U.S. Credit         percent
        Parties operations only)


Section 3. Waivers to Agreement. Subject to the terms and conditions set forth herein including, without limitation, Section 5 hereof, IBM Credit hereby waives the defaults of the Credit Parties with the terms of the Agreement to the extent such defaults are set forth in Section 2 hereof. The waiver shall not be effective until the conditions to effectiveness set forth in Section 5 have been fulfilled to IBM Credit's satisfaction in its sole discretion.

Section 4. Amendment.

         The Agreement is hereby amended as follows:

         A. Attachment A to the Agreement is hereby amended by deleting such Attachment A in its entirety and substituting, in lieu thereof, the Attachment A attached hereto. Such new Attachment A shall be effective as of the date specified in the new Attachment A. The changes contained in the new Attachment A include, without limitation, the following:

(A) Credit Facility; Revolving A; Seventy Million Dollars ($70,000,000) Revolving Credit Facility.

Notwithstanding the foregoing, Revolving A shall be reduced to Sixty-five Million Dollars ($65,000,000) if the Credit Parties' Net Profit after Tax to Revenue attainment is less than 0% for the fiscal quarter ending March 31, 2002 as determined by IBM Credit based on the Credit Parties' draft financial statements due to IBM Credit on April 30, 2002 or other financial information provided or available to IBM Credit. Such reduction in the Credit Facility shall be effective immediately when IBM Credit determines that the Credit Parties' Net Profit after Tax to Revenue attainment was less than 0%.

(B) Borrowing Base.

         (i) 90% of the amount of each Credit Party's Eligible Accounts from International Business Machines Corp ("IBM") or its domestic subsidiaries as account debtor pursuant to agreements between such Credit Party and IBM in form and substance satisfactory to IBM Credit as of the date of determination as reflected in the Customer's most recent Collateral Management Report;

         (ii) 80% of the amount of each Credit Party's Eligible Accounts from Honeywell Inc. ("Honeywell"), Minnesota Mining & Manufacturing Company ("3M"), and Applied Materials, Inc. ("Applied Materials") as account debtor, provided such account debtors remain investment grade, in IBM Credit's sole discretion, and pursuant to agreements between such Credit Party and such account debtor, in form and substance satisfactory to IBM Credit as of the date of determination as reflected in the Customer's most recent Collateral Management Report;

         (iii) For the period prior to April 3, 2002, 80% of TMC, Inc. (a North Dakota corporation) ("TMC") Eligible Accounts, but in no event greater than $6,000,000 for the period from the date hereof through but excluding April 3, 2002. On and after April 3, 2002, TMC Eligible Accounts will be given $0 value for purposes of calculating the Borrowing Base.

         (iv) 80% of the amount of each Credit Party's other Eligible Accounts, other than Concentration Accounts, as of the date of determination as reflected in the Customer's most recent Collateral Management Report provided, however, IBM Credit has a first priority security interest in such Eligible Account;

         (v) a percentage, determined from time to time by IBM Credit in its sole discretion, of the amount of Customer's Concentration Accounts for a specific Concentration Account Debtor as of the date of determination as reflected in the Customer's most recent Collateral Management Report; unless otherwise notified by IBM Credit, in writing, the percentage for Concentration Accounts for a specific Concentration Account Debtor shall be the same as the percentage set forth in paragraph (ii) of the Borrowing Base;

The following subsections (vi), (vii), (viii) and (ix) specify valuation rates for Eligible Finished Goods Inventory, Eligible Parts Inventory and Eligible Inventory (as such items are defined below) for the following Credit Parties' at the specified locations:

Pemstar Inc. = Rochester, MN
Pemstar Inc. = San Jose, CA
Pemstar Inc. = Taunton, MA
Turtle Mountain Corporation = Dunseith, ND

         (vi) Rochester, MN = 96%, San Jose, CA = 0%, Taunton, MA = 0%, Dunseith, ND = 97% of the lower of (x) book value or (y) fair market value of each Credit Party's Eligible Finished Goods Inventory destined for IBM aged less than 180 days;

         (vii) Rochester, MN = 84%, San Jose, CA = 0%, Taunton, MA = 0%, Dunseith, ND = 75% of the lower of (x) book value or (y) fair market value of each Credit Party's Eligible Parts Inventory destined for IBM aged less than 180 days;

         (viii) Rochester, MN = 69%, San Jose, CA = 80%, Taunton, MA = 0%, Dunseith, ND = 75% of the lower of (x) book value or (y) fair market value of each Credit Party's Eligible Inventory destined for Honeywell, 3M, and Applied Materials aged less than 180 days;

         (ix) Rochester, MN (other than Eligible Finished Goods Inventory, Eligible Parts Inventory and Eligible Inventory destined for Celestica) = 48%, Rochester, MN (for Eligible Finished Goods Inventory, Eligible Parts Inventory and Eligible Inventory destined for Celestica) = 59%, San Jose, CA = 59%, Taunton, MA = 58%, Dunseith, ND = 60% of the lower of (x) book value or (y) fair market value of each Credit Party's other Eligible Inventory aged less than 180 days, provided, however, IBM Credit has a first priority security interest in such Eligible Inventory.

Eligible Finished Goods Inventory shall mean finished goods inventory in salable condition aged less than 180 days, owned by a Credit Party free and clear of any Liens (other than Liens pursuant to this Agreement), and designated and identified as product to be sold to IBM as evidenced by (i) non-cancellable purchase orders from IBM or (ii) a non-cancellable written agreement that IBM will purchase such inventory, in each case, in form and substance satisfactory to IBM Credit.

Eligible Parts Inventory shall mean parts Inventory and floor stock raw materials in good condition aged less than 180 days, owned by a Credit Party free and clear of any Liens (other than Liens pursuant to this Agreement), and designated and identified as parts to be used to manufacture product (the Eligible Finished

Goods Inventory) to be sold to IBM as evidenced by (i) non-cancellable purchase orders from IBM to such Credit Party or (ii) a non-cancellable written agreement that IBM will purchase such inventory, in each case, in form and substance satisfactory to IBM Credit.

Eligible Inventory shall mean raw materials, floor stock raw materials and finished goods inventory aged less than 180 days and owned by a Credit Party free and clear of any Liens (other than Liens pursuant to this Agreement) designated and identified by the Customer in its periodic collateral report or borrowing request to IBM Credit as inventory application to product sold, or to be manufactured and sole, by a Credit Party to an end-user pursuant to non-cancellable purchase orders or other written agreements binding such end user to purchase such product, in each case, in form and substance satisfactory to IBM Credit.

Notwithstanding the foregoing, IBM Credit may consider Eligible Finished Goods Inventory, Eligible Parts Inventory and/or Eligible Inventory in the Borrowing Base greater than 180 days old provided that (i) a purchase order is in place between the end-user and the Credit Party, in form and substance satisfactory to IBM Credit or (ii) Credit Party provides evidence to IBM Credit, in form and substance satisfactory to IBM Credit, that the end-user is paying all carrying costs associated with such Eligible Finished Goods Inventory. Eligible Parts Inventory and/or Eligible Inventory. Under no circumstances will Eligible Inventory be considered in the Borrowing Base if older than 365 days.

IBM Credit will consider Eligible Finished Goods Inventory, Eligible Parts Inventory and/or Eligible Inventory to be ineligible if the end-user customer with respect to such Eligible Finished Goods Inventory, Eligible Parts Inventory and/or Eligible Inventory becomes delinquent in its payments of accounts receivable to the Credit Parties and such accounts receivable owing from such account debtor are not eligible pursuant to the terms of Section 3.1(C) of the Agreement.

Notwithstanding the foregoing, assets of Pemstar Pacific Consultants shall not be included for the purposes of calculating the Borrowing Base. For purposes of calculating the Borrowing Base, Pemstar Pacific Consultants shall not be deemed a Credit Party.

(C) Collateral Insurance Amount: Seventy Million Dollars ($70,000,000).

(D) Applicable Margin: (i) Effective as of the date hereof and hereafter (subject to the next sentence), the Applicable Margin shall be Prime Rate plus 3.00%. (ii) If on October 20, 2002, IBM Credit determines that the Credit Parties are in full compliance with the covenants set forth in the Agreement and that no Default or Event of Default exists, then for the period beginning October 20, 2002 and thereafter the Applicable Margin for determining an A/R Advance shall be based upon the previous fiscal quarter's Cash Flow Leverage Ratio as of the relevant date of determination, as set forth below.

Cash Flow Leverage Ratio            LIBOR Margin           Prime Rate Margin
------------------------            ------------           -----------------
Less than or Equal to 1.5:1.0          1.75%                      0.00%

Greater than 1.5:1.0 and
  Less than or Equal to 2.5:1.0        2.25%                     0.375%

Greater than 2.5:1.0 and
  Less than or Equal to 3.5:1.0        2.75%                     0.875%

Greater than 3.5:1.0 and
  Less than or Equal to 4.50:1.0       3.00%                     1.125%

Greater than 4.50:1.0                  3.50%                     1.625%

         The date of determination (for purposes of this clause ii) shall be the first day of the calendar month following the earlier of (i) receipt by IBM Credit of the financial statements required by Section 7.1 showing a change in the Cash Flow Leverage Ratio, and (ii) receipt and consent by IBM Credit of a notice from the Customer requesting a change in the Applicable Margin based on the Customer's Cash Flow Leverage Ratio. Each subsequent change in the Applicable Margin shall be effective on the first day of the calendar month following the earlier of (i) receipt by IBM Credit of the financial statements required by Section 7.1 showing a change in the Cash Flow Leverage Ratio from the prior fiscal quarter, and (ii) receipt and consent by IBM Credit of a notice requesting a change in the Applicable Margin.

         As of any date, the Cash Flow Leverage Ratio shall be the Cash Flow Leverage Ratio as calculated in the quarterly financial statements last received by IBM Credit pursuant to Section 7.1, provided that a change in the Applicable Margin shall not be effective until the first day of the calendar month following the receipt by IBM Credit of such financial statements, and provided further that for any period during which Customer fails to deliver the quarterly financial statements as required under Section 7.1, the Cash Flow Leverage Ratio shall be deemed to be greater than 4.50:1.0

(E) Delinquency Fee Rate:          Prime Rate plus 6.500%

(F) Shortfall Transaction Fee:     Shortfall Amount multiplied by 0.30%

(G) Other Charges:

(i) Unused Line Fee: 0.375% per annum on the daily average unused portion of the Credit Line for each day from the closing date of the Agreement and shall be computed on the basis of a 360 day year and payable monthly in arrears and upon the maturity or termination of the Agreement.

(ii) Prepayment Fee: A prepayment premium, payable to IBM Credit in the event that the Customer terminates the Credit Line prior to the third year anniversary of the closing date, in an amount equal to the amount of the Credit Line in effect as of the date of notice of termination or date of default, multiplied by one half of one percent (0.50%).

(b) Customer will be required to maintain the following financial ratios, percentages and amounts as of the last day of the fiscal period under review by IBM Credit:

On a consolidated basis:

        Covenant                       Covenant Requirement
        --------                       --------------------

 (a)    Net Profit after Tax to        Equal to or Greater than 0.75
        Revenue                        percent quarterly and Equal to
                                       or Greater than 1.25% annually

 (b)    Total Liabilities to           Greater than Zero and Equal to
        Tangible Net Worth             or Less than 2.50:1.0

 (c)    Current Assets to Current      Greater than 1.50:1.0
        Liabilities

 (d)    Fixed Charge Coverage Ratio    Equal to or Greater than 1.30:1.0

 (e)    Maximum Capital Expenditures   Less than or equal to
                                       $32,000,000 for the fiscal
                                       year ending March 2002

 (f)    Net Profit After Tax to        Equal to or greater than 0.1 percent
        Revenue (U.S. Credit Parties
        operations only)

On and after the date the Proposed Debt Issuance is closed and the transactions contemplated thereunder are closed (provided such date is on or prior to April 12, 2002 (and IBM Credit and US Bank provide written consent to the Proposed Debt Issuance and the gross cash proceeds from the Proposed Debt Issuance is at least $20,000,000 and the other conditions to effectiveness set forth in Section 5 hereof have been satisfied), Customer will be required to maintain the following financial ratios, percentages and amounts as of the fiscal period under review by IBM Credit:

          Covenant                       Covenant Requirement
          --------                       --------------------
   (a)    Net Profit After Tax to        Equal to or Greater than 0.75 percent quarterly for
          Revenue                        the fiscal quarter ending September 30, 2002 and
                                         all fiscal quarters thereafter and Equal to
                                         or Greater than .6 percent for the fiscal
                                         year ending March 31, 2003 and 1.25 percent
                                         for all fiscal year ends thereafter

   (b)    Total Liabilities to           Greater than Zero and Equal to or Less than 1.6:1.0
          Tangible Net Worth

   (c)    Current Assets to Current      Greater than 2.0:1.0
          Liabilities

   (d)    Fixed Charge Coverage Ratio    Equal to or Greater than 1.00:1.0 for each
                                         fiscal month beginning December 31, 2002,
                                         including the fiscal months ending January
                                         31, 2003 and February 28, 2003 and 1.30:1.0
                                         for each fiscal month beginning March 31,
                                         2003 and for all fiscal months thereafter

   (e)    Maximum Capital Expenditures   Less than or equal to $40,000,000 for
                                         the fiscal year ending March 31, 2002 and
                                         $18,000,000 for the fiscal year ending March
                                         31, 2003 and all fiscal year ends
                                         thereafter.

   (f)    Net Profit After Tax to        Equal to or greater than 0.1 percent for the fiscal
          Revenue (U.S. Credit Parties   quarter ending December 31, 2002 and all fiscal
          operations only)               quarters thereafter

   (g)    EBITDA (U.S. Credit Parties    Equal to or Greater than ($5,700,000) for fiscal
          operations only)               quarter ending March 31, 2002 and ($8,300,000) for
                                         the six months ending June 30, 2002

   (h)    EBITDA                         Equal to or Greater than ($9,600,000) for fiscal
                                         quarter ending March 31, 2002 and ($8,300,000) for
                                         the six months ending June 30, 2002

(c) The following new definition is added:

"Proposed Debt Issuance": shall mean the convertible subordinated debt issued by the Customer on terms and conditions and pursuant to documentation satisfactory to IBM Credit in its sole discretion."

(d) The definition of Termination Date is hereby deleted in its entirety and restated as follows:

"Termination Date": shall mean June 29, 2004 or such other date as IBM Credit and Customer may agree from time to time; provided however if the Credit Parties' Net Profit after Tax to Revenue attainment is less than 0% for the fiscal quarter ending March 31, 2002, as determined by IBM Credit based on the Credit Parties' draft financial statements due to IBM Credit on April 30, 2002 or any other information provided or available to IBM Credit, "Termination Date" shall mean June 29, 2003 or such other date as IBM Credit and Customer may agree from time to time."

(e) The following new Section 9.1(U) is added:

"(U) The Credit Parties fail to maintain direct lockbox participation to a minimum of 85% prior to IBM Credit's next on-site collateral audit scheduled on or about June 2002 and at all times thereafter. Direct lockbox participation means that remittances from the account debtors in respect of the Accounts go directly to the lockbox."

(f) Schedule 6.20 is deleted in its entirety and replaced with Schedule 6.20 attached hereto.

(g) Schedule 6.27 is deleted in its entirety and replaced with Schedule 6.27 attached hereto.

(h) Attachment C to the Agreement is hereby amended by deleting such Attachment C in its entirety and substituting, in lieu thereof, the Attachment C attached hereto. Such new Attachment C shall be effective as of the date specified in the new Attachment A.

Section 5. Conditions to Effectiveness of Waiver. The waiver set forth in
Section 3 hereof shall become effective only upon the fulfillment of all of the following conditions precedent to the satisfaction of IBM Credit in its sole discretion of (i) this Amendment shall have been executed by each of the parties hereto and IBM Credit shall have received a fully executed copy of this Amendment by no later than March 29, 2002, (ii) IBM Credit shall have received evidence satisfactory to it in its sole discretion that U.S. Bank shall have waived all defaults under its financing facility with the Credit Parties by no later than March 29, 2002, (iii) IBM Credit shall have given its written consent to the Proposed Debt Issuance and the transactions contemplated thereby and the Proposed Debt Issuance shall have closed on or prior to April 12, 2002, all on terms and conditions satisfactory to IBM Credit and the gross cash proceeds resulting from the Proposed Debt Issuance shall be at least $20,000,000 and (iv) US Bank shall have consented to the proposed Debt Issuance prior to April 12, 2002 and such consent shall be in form and substance satisfactory to IBM Credit.

Section 6. Additional Requirements. The Agreement is hereby amended by inserting therein the following new sections:

Additional Covenants

(a) The Credit Parties shall: (i) execute a lockbox agreement with a bank acceptable to IBM Credit, in form and substance satisfactory to IBM Credit; and
(ii) execute a Contingent Blocked Account Amendment and cause a bank, satisfactory to IBM Credit, to execute such Contingent Blocked Account Amendment on or prior to April 30, 2002 in accordance with Section IV of Attachment A.

(b) The Credit Parties shall provide to IBM Credit, Compliance Certificates, in form and substance satisfactory to IBM Credit, providing detail as described in the new Compliance Certificate attached hereto.

(c) The Credit Parties shall provide draft financial statements for the Credit Parties' to IBM Credit for Customer's fiscal year end March 31, 2002, in form and substance satisfactory to IBM Credit, on or prior to April 30, 2002.

(d) The Credit Parties shall have provided a stock pledge agreement and opinion of Japanese counsel with respect to Pemstar Japan K.K. in form and substance (and from counsel satisfactory to IBM Credit) satisfactory to IBM Credit on or prior to April 30, 2002.

(e) The Credit Parties shall have provided all remaining foreign stock pledges and foreign opinions of counsel, all in form and substance satisfactory to IBM Credit, on or prior to April 30, 2002.

(f) If the Proposed Debt Issuance is closed, Customer agrees not to amend or modify the terms of the convertible subordinated debt issued pursuant to the Proposed Debt Issuance without the prior written consent of IBM Credit.

The failure by any of the Credit Parties to comply with any of the above covenants or the failure of any of the above requirements to be satisfied (within the above time frames) in IBM Credit's determination in its sole discretion shall constitute an immediate Event of Default under the Agreement.

Section 7. Rights and Remedies. Except to the extent specifically waived herein IBM Credit reserves any and all rights and remedies that IBM Credit now has or may have in the future with respect to each Credit Party, including any and all rights or remedies which may have in the future as a result of each Credit Parties' failure to comply with its financial covenants or any other covenants to IBM Credit. Except to the extent specifically waived herein neither this Amendment, any of IBM Credit's actions or IBM Credit's failure to act shall be deemed to be a waiver of any such rights or remedies. The Credit Parties and IBM Credit agree that failure to comply with the terms and provisions of this Amendment or the Agreement constitute a new default under the Agreement. Nothing herein shall be deemed a consent to the Proposed Debt Issuance.

Section 8. Governing Law. This Amendment shall be governed by and interpreted in accordance with the laws which govern the Agreement.

Section 9. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be an original and all of which shall constitute one agreement.

Section 10. Covenants. The parties have discussed the possibility of amending certain financial covenants in light of the projections of the Credit Parties. Nothing herein is a commitment to change the financial covenants.

Section 11. Representations. The Credit Parties and Pemstar Pacific Consultants hereby represent that this Amendment is a legal, valid, binding obligation of such parties and enforceable in accordance with its terms.

         IN WITNESS WHEREOF, this Amendment has been executed by duly authorized representatives of the undersigned as of the day and year first above written.

IBM Credit Corporation                      Pemstar Inc.

By:/s/ Albert G. Mitchell                   By:/s/ William J. Kullback
   ---------------------------------           ---------------------------------
Print Name:Albert G. Mitchell               Print Name:William J. Kullback
           -------------------------                   -------------------------
Title: Business Unit Executive              Title: CFO
      ------------------------------             -------------------------------
Date: 03-29-02                              Date: 03-29-02
     -------------------------------            --------------------------------


Turtle Mountain Corporation                 Pemstar Pacific Consultants, Inc.

By:/s/ Roy Bauer                            By:/s/ Al Berning
   ---------------------------------           ---------------------------------
Print Name:Roy Bauer                        Print Name:Al Berning
           -------------------------                   -------------------------
Title:VP GM Pemstar Rochester               Title:CEO
      ------------------------------              ------------------------------
Date:03-29-02                               Date:03-29-02
     -------------------------------             -------------------------------


By:/s/ Al Berning
   ---------------------------------
Print Name:Al Berning
           -------------------------
Title:CEO
      ------------------------------
Date:03-29-02
     -------------------------------